EXHIBIT 2.4
                       INDEMNITY AND GUARANTY AGREEMENT

  THIS INDEMNITY AND GUARANTY AGREEMENT (this "Agreement"), made as of the 22th day of July, 1997, by PRESIDENT CASINOS, INC., a Delaware corporation having a mailing address at 802 North First Street, St. Louis, Missouri 63102 ("President Casinos"), and THE PRESIDENT RIVERBOAT CASINO-MISSISSIPPI, INC., a Mississippi corporation, having a mailing address at 2110 Beach Boulevard, Biloxi, Mississippi 39531 (President Casinos and President Riverboat Casino-Mississippi, Inc., being hereinafter referred together as "Indemnitor"), in favor of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation whose address is 3 World Financial Center, 12th Floor, 200 Vesey Street, New York, New York 10285-1200 ("Lender").

                             W I T N E S S E T H:

  THAT, WHEREAS, Lender has this day made a loan to President Broadwater Hotel, L.L.C., a Mississippi limited liability company ("Borrower") and a wholly-owned subsidiary of President Casino in the principal face amount of $30,000,000.00 (the "Loan");

  WHEREAS, the Loan is evidenced by that certain Promissory Note dated the date hereof from Borrower to Lender in the principal face amount of $30,000,000.00(the "Note");

  WHEREAS, the Loan is secured by, among other things, that certain Deed of Trust and Security Agreement dated as of the date hereof from Borrower, as grantor, for the benefit of Lender (the "Deed of Trust"; and the Note, the Deed of Trust and all other documents executed or delivered in connection with the Loan are sometimes hereinafter referred to collectively as the "Loan Documents") creating a first lien on Borrower's interest in certain real property and improvements located in Harrison County, Mississippi (the "Security Property"); which real property is more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference;

  WHEREAS, as a condition to making the Loan to Borrower, Lender has required that Indemnitor indemnify Lender from and against and guarantee payment to Lender of those items for which Borrower is personally liable and for which Lender has recourse against Borrower under the terms of the Note and the Deed of Trust; and

  WHEREAS, President Casinos is the parent corporation of Borrower and President Riverboat Casino-Mississippi, Inc., is an affiliate of Borrower, the extension of the Loan to Borrower is of substantial benefit to Indemnitor and, therefore, Indemnitor desires to indemnify Lender from and against and guarantee payment to Lender of those items for which Borrower is personally liable and for which Lender has recourse against Borrower under the terms of the Note and the Deed of Trust.

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  NOW, THEREFORE, to induce Lender to extend the Loan to Borrower and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor, jointly and severally, hereby covenants and agrees for the benefit of Lender, as follows:

  1. Indemnity and Guaranty. Indemnitor hereby assumes liability for, hereby guarantees payment to Lender of, hereby agrees to pay, protect, defend and save Lender harmless from and against, and hereby indemnifies Lender from and against any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, attorneys' fees), causes of action, suits, claims, demands and judgments of any nature or description whatsoever (collectively, "Costs") which may at any time be imposed upon, incurred by or awarded against Lender as a result of: (i) proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property, to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender; (ii) proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security Property, to the full extent of such proceeds or awards not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender; (iii) all tenant security deposits or other refundable deposits paid to or held by Borrower or any other person or entity in connection with leases of all or any portion of the Security Property which are not applied in accordance with the terms of the applicable lease or other agreement, or which are not delivered to Lender upon a foreclosure of the Security Property or action in lieu thereof, unless such deposits have previously been delivered to Lender's servicer pursuant to the Lockbox Agreement; (iv) rent and other payments received from tenants under leases of all or any portion of the Security Property paid more than one month in advance, except to the extent such rent and other payments have been deposited in the "Lockbox Account" established pursuant to the Lockbox Agreement; (v) rents, issues, profits, revenues and proceeds of accounts or general intangibles of all or any portion of the Security Property received or applicable to a period after any notice of default from Lender under the Loan Documents, except to the extent such rents, issues, profits or revenues have been deposited in the "Lockbox Account" established pursuant to the Lockbox Agreement;(vi) waste committed on the Security Property, damage to the Security Property as a result of the intentional misconduct or negligence of Borrower or any of its principals, officers or general partners, or any agent or employee of such persons, or any removal or disposal of the Security Property in violation of the terms of the Loan Documents; (vii) any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens not paid to the appropriate payee which could create liens on any portion of the Security Property which would be superior to the lien or security title of the Deed of Trust or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant; (viii) all obligations and indemnities of Borrower under the Loan Documents relating to hazardous or toxic substances or compliance with environmental laws and regulations to the full extent of any losses or damages (including those resulting from diminution in value of any

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Security Property) incurred by Lender as a result of the existence of such hazardous or toxic substances or failure to comply with environmental laws or regulations; (ix) failure of the Security Property to be in compliance with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities; (x) failure to operate and maintain the Security Property in accordance with other laws, ordinances and regulations relating thereto; (xi) all obligations of Borrower under the Loan Documents to indemnify, hold harmless or defend Lender against any claims, actions or demands against Lender relating to the loan evidenced hereby, the Loan Documents or the Security Property other than those finally determined to have resulted solely from the gross negligence or willful misconduct of Lender; (xii) fraud or material misrepresentation by Borrower or any member or general partner in Borrower, or by any principals, officers or general partners of Borrower or any member or general partner in Borrower, or by any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of Borrower or any member or general partner in Borrower, or on behalf of any principal, officer or general partner of Borrower or of any member or general partner in Borrower, or on behalf of any guarantor or any indemnitor, to the full extent of any losses, damages and expenses incurred by Lender on account thereof; (xiii) the amount of any loss or damage to the Security Property resulting from flood or earthquake, to the extent such loss or damage is not covered by flood or earthquake insurance, respectively (whether such lack of coverage results from coverage limits, deductibles, coinsurance provisions, or otherwise); (xiv) the amount of any loss, damage or liability incurred by Lender as a result of Borrower's hazard insurance coverage on the Security Property being less than full replacement cost coverage; (xv) any loss of the Security Property due to forfeiture thereof or of any portion thereof or interest therein as a result of any criminal or quasi-criminal activity by Borrower (or any person so related to Borrower or the Security Property that the Security Property or any portion thereof or any interest therein might be forfeited on account of the activity of such person), to the full extent of the diminution in the net realizable value to Lender of the Security Property; (xvi) costs and expenses (including, without limitation, attorney's fees) incurred by Lender in the enforcement of Lender's rights and remedies under the Note or any of the other Loan Documents, or at law or in equity with respect to the loan evidenced and secured by the Loan Documents; (xvii) all out of pocket costs and expenses, including, without limitation, legal fees and expenses and fees and expenses of other third party consultants, sustained or incurred by Lender in the event of a voluntary bankruptcy filing by Borrower, any member or general partner in Borrower, any Indemnitor, or President Riverboat Casino-Mississippi, Inc. ("President Mississippi") or any person or entity succeeding to the rights of President Mississippi under that certain Restated Lease Agreement dated November, 1992, and effective as of July 15, 1992, as amended, between BH Acquisition Corporation and President Mississippi (President Mississippi and any such person or entity succeeding to such rights under the Restated Lease Agreement being hereinafter referred to as "Sublessee"), or an involuntary

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filing against Borrower, any member or general partner in Borrower, any
Indemnitor or Sublessee not dismissed within ninety (90) days (except if such involuntary action is brought by Lender); (xviii) failure to permit on-site inspections of the Security Property in accordance with the terms of the Deed of Trust or failure to deliver financial information as required under the Loan Documents, subject to any notice and right to cure provisions set forth therein; (xix) any financial information concerning Borrower, any member or general partner in Borrower, any Indemnitor or Sublessee submitted to Lender by any of them is fraudulent in any respect, containing any fraudulent information or misrepresenting in any material respect the financial condition of Borrower, any member or general partner in Borrower, any Indemnitor or Sublessee; (xx) Borrower's failure to obtain Lender's prior written consent to any subordinate financing secured by the Security Property as required under
Section 1.13 of the Deed of Trust; (xxi) Borrower's failure to obtain Lender's prior written consent to any transfer of the Security Property or of any direct or indirect ownership interest in Borrower to the extent such consent is required under the Loan Documents; (xxii) Borrower contesting the validity or enforceability of the Loan Documents and/or asserting defenses for the sole purpose of delaying, hindering or impairing Lender's rights or remedies under the Loan Documents or at law or in equity; or (xxiii) the amount of any loss, damage or liability incurred by Lender as a result of any default under, transfer or assignment of, or cancellation, rejection, surrender, amendment or modification of that certain Ground Lease Agreement, dated May 24, 1995, by and between the Mississippi Division of the United Sons of Confederate Veterans (the "Confederate Veterans") and BH Acquisition Corporation, as assigned to Borrower (the "Lease"), or as a result of Borrower's failure to obtain a Consent, Estoppel, Non-Disturbance and Modification Agreement substantially in the form previously provided by Lender to Borrower, or otherwise in form and substance satisfactory to Lender, including, without limitation, any losses, costs or expenses incurred in connection with construction of substitute fairways, tee boxes and greens and any other improvements presently located on the property affected by the Lease, including the costs of obtaining any necessary governmental consents or approvals, permits or rezonings for such purpose. Nothing contained in this
Section 1 shall (A) be deemed to be a release or impairment of the indebtedness evidenced by the Note or the other obligations of Borrower under the Loan Documents or the lien of the Loan Documents upon the Security Property, or (B) preclude Lender from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Lender except as stated in this section, or (C) limit or impair in any way whatsoever this Agreement or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of Indemnitor under this Agreement.

  This is a guaranty of payment and performance and not of collection. The liability of Indemnitor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person (including, without limitation, other guarantors, if any), nor against the collateral for the Loan. Indemnitor waives any right to require that an action be brought against Borrower or any other person or to require that resort be had to any collateral for the Loan or to any balance of any deposit account or credit on the books of Lender in favor of Borrower

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or any other person.  In the event, on account of the Bankruptcy Reform Act of
1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, Borrower shall be relieved of or fail to incur any liability as provided in the Loan Documents, Indemnitor shall nevertheless be fully liable to the extent provided above in the first paragraph of this Section 1. In the event of a default under the Loan Documents which is not cured within any applicable grace or cure period,
Lender shall have the right to enforce its rights, powers and remedies (including, without limitation, foreclosure of all or any portion of the collateral for the Loan) thereunder or hereunder, in any order, and all rights, powers and remedies available to Lender in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the obligations guaranteed hereby are partially paid or discharged by reason of the exercise of any of the remedies available to Lender, this Agreement shall nevertheless remain in full force and effect, and Indemnitor shall remain liable for all remaining indebtedness and obligations guaranteed hereby, even though any rights which Indemnitor may have against Borrower may be destroyed or diminished by the
exercise of any such remedy.   Nothing herein shall be deemed to make
Indemnitor liable to repay the indebtedness evidenced by the Note.

  2.  Indemnification Procedures.

      (a) If any action shall be brought against Lender based upon any of the matters for which Lender is indemnified hereunder, Lender shall notify Indemnitor in writing thereof and Indemnitor shall promptly assume the defense thereof, including, without limitation, the employment of counsel reasonably acceptable to Lender and the negotiation of any settlement; provided, however, that any failure of Lender to notify Indemnitor of such matter shall not impair or reduce the obligations of Indemnitor hereunder. Lender shall have the right, at the expense of Indemnitor (which expense shall be included in Costs), to employ separate counsel in any such action and to participate in the defense thereof. In the event Indemnitor shall fail to discharge or undertake to defend Lender against any claim, loss or liability for which Lender is indemnified hereunder, Lender may, at its sole option and election, defend or settle such claim, loss or liability. The liability of Indemnitor to Lender hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the costs and expenses, including, without limitation, attorneys' fees and disbursements, incurred by Lender in effecting such settlement. In such event, such settlement consideration, costs and expenses shall be included in Costs and Indemnitor shall pay the same as hereinafter provided. Lender's good faith in any such settlement shall be conclusively established if the settlement is made on the advice of independent legal counsel for Lender.

      (b)  Indemnitor shall not, without the prior written consent of Lender:
(i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Lender of a full and

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complete written release of Lender (in form, scope and substance satisfactory to Lender in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect Lender or obligate Lender to pay any sum or perform any obligation as determined by Lender in its sole discretion.

      (c) All Costs shall be immediately reimbursable to Lender when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceeding, and Indemnitor shall pay to Lender any and all Costs within ten (10) days after written notice from Lender itemizing the amounts thereof incurred to the date of such notice. In addition to any other remedy available for the failure of Indemnitor to periodically pay such Costs, such Costs, if not paid within said ten-day period, shall bear interest at the Default Interest Rate (as defined in the Note).

  3. Reinstatement of Obligations. If at any time all or any part of any payment made by Indemnitor or received by Lender from Indemnitor under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Indemnitor or Borrower), then the obligations of Indemnitor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitor, or receipt of payment by Lender, and the obligations of Indemnitor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitor had never been made.

  4. Waivers by Indemnitor. Indemnitor hereby waives and agrees not to assert or take advantage of:

      (a) Any right to require Lender to proceed against Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power or under any other agreement before proceeding against Indemnitor hereunder;

      (b) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

      (c) Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or of Indemnitor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender;

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      (d)  Any defense based upon an election of remedies by Lender;

      (e) Any right or claim or right to cause a marshaling of the assets of Indemnitor;

      (f) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

      (g) Any duty on the part of Lender to disclose to Indemnitor any facts Lender may now or hereafter know about Borrower or the Security Property, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Indemnitor intends to assume or has reason to believe that such facts are unknown to Indemnitor or has a reasonable opportunity to communicate such facts to Indemnitor, it being understood and agreed that Indemnitor is fully responsible for being and keeping informed of the financial condition of Borrower, of the condition of the Security Property and of any and all circumstances bearing on the risk that liability may be incurred by Indemnitor hereunder;
      (h) Any lack of notice of disposition or of manner of disposition of any collateral for the Loan;

      (i) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

      (j) Any lack of commercial reasonableness in dealing with the collateral for the Loan;

      (k) Any deficiencies in the collateral for the Loan, or any deficiency in the ability of Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

      (l)  An assertion or claim that the automatic stay provided by 11 U.S.C.
Section 362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter required, which Lender may have against Indemnitor or the collateral for the Loan;

      (m) Any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and

      (n) Any action, occurrence, event or matter consented to by Indemnitor under Section 5(h) hereof, under any other provision hereof, or otherwise.


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  5.  General Provisions.

      (a) Fully Recourse. All of the terms and provisions of this Agreement are recourse obligations of Indemnitor and not restricted by any limitation on personal liability.

      (b) Unsecured Obligations. Indemnitor hereby acknowledges that Lender's appraisal of the Security Property is such that Lender is not willing to accept the consequences of the inclusion of Indemnitor's indemnity set forth herein among the obligations secured by the Deed of Trust and the other Loan Documents and that Lender would not make the Loan but for the unsecured personal liability undertaken by Indemnitor herein.

      (c) Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Lender under the Deed of Trust or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Loan is paid or satisfied in full.

      (d) No Subrogation; No Recourse Against Lender. Notwithstanding the satisfaction by Indemnitor of any liability hereunder, Indemnitor's rights of subrogation, contribution, reimbursement or indemnity, if any, or any right of recourse to or with respect to the assets or property of Borrower or to any collateral for the Loan shall (a) be subject and subordinate to the rights of Lender and (b) shall not be exercised until such time, if any, as the Loan is paid in full. In connection with the foregoing, Indemnitor expressly agrees not to exercise any and all rights of subrogation to Lender against Borrower, and Indemnitor hereby agrees not to exercise any rights to enforce any remedy which Lender may have against Borrower and any right to participate in any collateral for the Loan. In addition to and without in any way limiting the foregoing, Indemnitor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Indemnitor to all indebtedness of Borrower to Lender, and agrees with Lender that Indemnitor shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Indemnitor's obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral from the Loan until such time, if any, as the Loan is paid in full. Further, Indemnitor shall not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents.

      (e) Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which Lender may have against Borrower, Indemnitor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. Section 9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.


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      (f)  Financial Statements.  Indemnitor hereby agrees, as a material inducement to Lender to make the Loan to Borrower, to furnish to Lender promptly upon demand by Lender current and dated financial statements detailing the assets and liabilities of Indemnitor certified by Indemnitor, in form and substance acceptable to Lender. Indemnitor hereby warrants and represents unto Lender that any and all balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to Lender with respect to Indemnitor did or will at the time of such delivery fairly and accurately present in all material respects the financial condition of Indemnitor.

      (g) Rights Cumulative; Payments. Lender's rights under this Agreement shall be in addition to all rights of Lender under the Deed of Trust and the other Loan Documents. FURTHER, PAYMENTS MADE BY INDEMNITOR UNDER THIS AGREEMENT SHALL NOT REDUCE IN ANY RESPECT BORROWER'S OBLIGATIONS AND LIABILITIES UNDER THE NOTE, THE DEED OF TRUST AND THE OTHER LOAN DOCUMENTS, except to the extent that such payments are required under this Agreement or the other Loan Documents, or by law, to be applied by Lender to obligations and liabilities of Borrower under the Note, the Deed of Trust and the other Loan Documents.

      (h) No Limitation on Liability. Indemnitor hereby consents and agrees that Lender may at any time and from time to time without further consent from Indemnitor do any of the following events, and the liability of Indemnitor under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Indemnitor or with or without consideration: (i) any extensions of time for performance required by any of the Loan Documents or extension or renewal of the Note; (ii) any sale, assignment or foreclosure of the Note, the Deed of Trust or any of the other Loan Documents or any sale or transfer of the Security Property; (iii) any change in the composition of Borrower, including, without limitation, the withdrawal or removal of Indemnitor from any current or future position of ownership, management or control of Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor herein or by Borrower in any of the Loan Documents; (v) the release of Borrower or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act or otherwise; (vi) the release or substitution in whole or in part of any security for the Loan; (vii) Lender's failure to record the Deed of Trust or to file any financing statement (or Lender's improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan; (viii) the modification of the terms of any one or more of the Loan Documents; or
(ix) the taking or failure to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Loan Documents or any collateral for the Loan, nor any course or dealing with Borrower or any other person, shall limit, impair or release Indemnitor's obligations hereunder, effect this Agreement in any way or afford Indemnitor any recourse against Lender. Nothing contained in this Section shall be construed to require Lender to take or refrain from taking any action referred

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to herein.

      (i) Entire Agreement; Amendment; Severability. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by the parties hereto. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

      (j) Governing Law; Binding Effect; Waiver of Acceptance. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi, except to the extent that the applicability of any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling. This Agreement shall bind Indemnitor and the heirs, personal representatives, successors and assigns of Indemnitor and shall inure to the benefit of Lender and the officers, directors, shareholders, agents and employees of Lender and their respective heirs, successors and assigns. Notwithstanding the foregoing, Indemnitor shall not assign any of its rights or obligations under this Agreement without the prior written consent of Lender, which consent may be withheld by Lender in its sole discretion. Indemnitor hereby waives any acceptance of this Agreement by Lender, and this Agreement shall immediately be binding upon Indemnitor.

      (k) Notice. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the intended addressee at its address set forth on the first page of this Agreement or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

      (l)  No Waiver; Time of Essence; Business Day.    The failure of any
party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof. The term "business day" as used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

      (m) Captions for Convenience. The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

      (n) Attorneys' Fees. In the event it is necessary for Lender to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion thereof, Indemnitor agrees to pay to Lender any and all costs and expenses, including, without limitation, attorneys' fees, incurred by Lender as a result thereof and such costs, fees and expenses shall be included in Costs.

      (o) Successive Actions. A separate right of action hereunder shall arise each time Lender acquires knowledge of any matter indemnified or guaranteed by Indemnitor under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

      (p) Reliance. Lender would not make the Loan to Borrower without this Agreement. Accordingly, Indemnitor intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

      (q)  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

           (1) INDEMNITOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE WHERE THE SECURITY PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY WHERE THE SECURITY PROPERTY IS LOCATED, (C) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (D) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT NEITHER OF THEM WILL BRING ANY ACTION, SUIT OR

PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).
INDEMNITOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE INDEMNITOR AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 5(k) HEREOF, AND CONSENT AND AGREE THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

           (2) INDEMNITOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR INDEMNITOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR INDEMNITOR, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

      (r) Waiver by Indemnitor. Indemnitor covenants and agrees that, upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Indemnitor shall not seek or cause Borrower or any other person or entity to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law, (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Indemnitor or the collateral for the Loan by virtue of this Agreement or otherwise.

  IN WITNESS WHEREOF, Indemnitor has executed this Agreement under seal as of the day and year first above written.
                                        INDEMNITOR:
                                        PRESIDENT CASINOS, INC.
                                        By:   /s/ John S. Aylsworth
                                              --------------------------------
                                        Name:     John S. Aylsworth
                                              --------------------------------
                                        Title:    Executive Vice President
                                              --------------------------------
                                                     (CORPORATE SEAL)

                                        THE PRESIDENT RIVERBOAT CASINO-
                                        MISSISSIPPI, INC., a Mississippi
                                        corporation
                                        By:   /s/ John S. Aylsworth
                                              --------------------------------
                                        Name:     John S. Aylsworth
                                              --------------------------------
                                        Title:    Executive Vice President
                                              --------------------------------
                                                     (CORPORATE SEAL)